EXHIBIT 99.1

Hampton Roads Bankshares Reinstates Optional Cash Payment Feature of Dividend Reinvestment Plan

NORFOLK, Va., Feb. 27, 2009 (GLOBE NEWSWIRE) -- Hampton Roads Bankshares, Inc. (Nasdaq:HMPR), the financial holding company for Bank of Hampton Roads, Shore Bank and Gateway Bank & Trust, today announced that its Board of Directors has reinstated the optional cash payment feature of its 2002 Dividend Reinvestment and Optional Cash Purchase Plan effective March 1, 2009. In addition, the Board amended the plan prospectus to increase the maximum amount of optional cash payments a participant may make in any calendar quarter from $1,000 to $10,000.

Vice Chairman and Chief Executive Officer Jack W. Gibson commented, "Our Dividend Reinvestment and Optional Cash Purchase Plan has been an excellent tool for us to raise capital. So much so, that in 2003, our Board deemed it to be in the best interests of our shareholders to discontinue the optional cash payment feature because we were in the pleasant position of actually having what some might consider to be too much capital. Approximately 80% of our shareholders reinvest their dividends and many of them have requested that we bring back our optional cash payment feature so that they can buy shares in small volumes without incurring brokerage commissions. With the recent change in the economic climate, our Directors considered it to be a prudent time to reinstate this cost effective means of raising new capital."

The Hampton Roads Bankshares Dividend Reinvestment and Optional Cash Purchase Plan provides a simple and economical way for existing investors to increase their holdings of the Company's common stock. Shareholders may elect automatic reinvestment of cash dividends as well as have the option of making quarterly cash payments to acquire additional stock. Quarterly cash payments must be at least $50.00 and cannot exceed $10,000.00 in any one quarter.

To participate in the optional cash purchase feature of the plan, shareholders must submit their payments to the Company's transfer agent, Registrar and Transfer Company, at least two business days, and not more than thirty days, prior to the end of each calendar quarter. Purchases will be made on the last day of each calendar quarter.

This release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such an offer solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction.

For complete details regarding the plan, please refer to the prospectus. Copies may be obtained at www.rtco.com or by calling Registrar and Transfer Company at (800) 368-5948.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987; Shore Bank, which opened in 1961; and Gateway Bank & Trust Co., which opened in 1998. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates eighteen banking offices in the Hampton Roads region of southeastern Virginia. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and twenty-two ATMs. Gateway Bank & Trust Co. serves Virginia and North Carolina through thirty-seven banking offices. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release.

CONTACT:  Hampton Roads Bankshares, Inc.
          Tiffany K. Glenn, Executive Vice President,
           Investor Relations Officer
          (757) 217-1000